Exhibit 10.1

Execution Copy

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 to Credit Agreement, dated as of May __, 2009 (this “Amendment”), to the 364-Day Bridge Term Loan Credit Agreement, dated as of March 12, 2009 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), entered into among Pfizer Inc., a Delaware corporation (the “Borrower”), the institutions from time to time party thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), is entered into among the Borrower, the Required Lenders and the Administrative Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W i t n e s s e t h:

Whereas, the Borrower has requested that the Credit Agreement be amended in certain respects as set forth below;

Whereas, pursuant to Section 10.03 of the Credit Agreement, the Credit Agreement may, under certain circumstances, be amended with the written consent of the Required Lenders; and

Whereas, the Borrower and the Required Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement pursuant to the provision of Section 10.03 of the Credit Agreement referred to in the preceding recital as set forth below;

Now, Therefore, in consideration of the premises and the covenants and obligations contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendments to the Credit Agreement

The Credit Agreement is, effective as of the Effective Date (as defined below), hereby amended as follows:

(a)           The following definitions in Section 1.01 are amended and restated in their entirety to read as follows:

“Certain Significant Items” shall mean substantive, unusual items that are evaluated on an individual basis and may represent items that are not part of the Borrower’s ongoing business; items that, either as a result of their nature or size, the Borrower would not expect to occur as part of its normal business on a regular basis; items that would be non-recurring; or items that relate to products it no longer sells. Certain Significant Items shall include, but not be limited to, a major non-acquisition-related restructuring charge and associated implementation costs for a program which is specific in nature with a defined term, such as those related to the Borrower’s cost-reduction initiatives; charges related to certain sales or disposals of products or facilities that do not qualify as discontinued operations as defined by U.S. GAAP; amounts associated with transition service agreements in support of discontinued operations after sale; certain intangible asset impairments; adjustments related to the resolution of certain tax positions; the impact of adopting certain significant, event-driven tax legislation, such as adjustments associated with charges attributable to the repatriation of foreign earnings in accordance with the American Jobs Creation Act of 2004; or possible charges related to legal matters. Normal, ongoing defense costs of the Borrower or settlements and accruals on legal matters made in the normal course of its business would not be considered Certain Significant Items.

“EBITDA” shall mean, with respect to any Person, for any period, Consolidated Net Income attributable to such Person for such period plus (a) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication,

(i)           federal, state, local or foreign income Taxes;

(ii)	depreciation or amortization expenses;

(iii)           interest expenses (net of interest income);

(iv)	fees and expenses related to the Acquisition (as such fees and expenses are disclosed in the Borrower’s most recent financial statements filed with the SEC);

(v)           extraordinary, non-recurring or unusual losses or expenses (including costs and expenses related to the Borrower’s ongoing cost-reduction initiatives including the cost reduction initiative program announced January 2009, or a substantially similar cost reduction initiative program created in conjunction with the Acquisition, including implementation costs and restructuring costs not to exceed $7,500,000,000 in the aggregate during the term of this Agreement);

(vi)           Purchase Accounting Adjustments, less Purchase Accounting Adjustments related to “Intangible amortization and other,” as disclosed in the Borrower’s financial statements filed as an exhibit to its Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable;

(vii)           discontinued operations to the extent segregated in the Consolidated statements of income, stockholders’ equity and cash flows of the Borrower;

(viii)           Identified Legal Settlements; and

(ix)           non-cash Certain Significant Items not included above in clauses (i) through (viii) and cash Certain Significant Items not included above in clauses (i) through (viii) to the extent such items do not exceed $1,000,000,000 in the aggregate for any such period, in each case, for such period, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of all income or gains attributed to such items for such period; provided that (1) if the Acquisition or a Material Transaction has occurred during such period, EBITDA shall be determined for such period on a pro forma basis as if such Material Transaction or the Acquisition has occurred on the first day of such period and (2) if the cash consideration for the Acquisition is financed with proceeds of Permitted Repurchase Debt of the type described in clause (b) of the definition thereof incurred in the period prior to the consummation of the Acquisition and the Acquisition has occurred within ten days after the end of such prior period, EBITDA shall be determined for such prior period on a pro forma basis as if the Acquisition had occurred on the first day of such prior period.

(b)           The following definitions are added to Section 1.01 and each such defined term is to appear in its appropriate place in alphabetical order as follows:

“Identified Legal Settlements” shall mean (i) up to $2,313,000,000 in charges resulting from an agreement in principle with the U.S. Department of Justice to resolve the previously reported investigation regarding allegations of past off-label promotional practices concerning Bextra, as well as certain other open investigations, as disclosed in Footnote F in the Borrower’s 2008 Financial Report filed as an exhibit to its Form 10-K (ii) up to $936,000,000 related to the agreements and agreements in principle to resolve certain NSAID litigation and claims, as disclosed in Footnote F in the Borrower’s 2008 Financial Report filed as an exhibit to its Form 10-K, and (iii) on or after the Funding Date, cash disbursements of up to $500,000,000 by Wyeth relating to litigation related to the diet drug commonly referred to as “fen-phen”, as disclosed in Note 15 (“Contingencies and Commitments”) in its 2008 Financial Report filed as an exhibit to its Form 10-K.

“Purchase Accounting Adjustments” shall mean all non-cash purchase accounting adjustments and charges, including charges for purchased in-process research and development, the incremental charge to cost of sales from the sale of acquired inventory that was written up to fair value and the incremental charges related to the amortization of finite-lived intangible assets for the increase to fair value.
(c)           Schedule 3 of Exhibit G (Compliance Certificate) is hereby amended and restated in its entirety in the form attached as Exhibit A hereto.

Section 2.	Conditions Precedent to the Effectiveness of this Amendment

This Amendment shall become effective (the “Effective Date”) upon satisfaction of the following conditions precedent:

(a)           the Administrative Agent shall have received this Amendment, duly executed by the Borrower and the Required Lenders;

(b)           the conditions to the effectiveness of Amendment No. 1 to the Revolving Credit Facility, dated as of the date hereof, shall have been satisfied;

(c)           each of the representations and warranties of the Borrower contained in Sections 4.01, 4.02, 4.04(b), 4.05, 4.08 and 4.13 of the Credit Agreement are true and correct in all material respects on and as of the Effective Date, in each case as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Agreement” shall be deemed to refer to the Credit Agreement as amended hereby and after giving effect to the consents and waivers set forth herein; and

(d)           no Default or Event of Default has occurred and is continuing.

Section 3.	Reference to the Effect on the Loan Documents

(a)           As of the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as modified hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(b)           Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d)           This Amendment shall be deemed a Loan Document.

Section 4.	Execution in Counterparts

This Amendment may be executed in any number of counterparts and by different parties in separate counterpart (including by facsimile and electronic mail), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.  Delivery of an executed counterpart by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.	Representations and Warranties

The Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a)           this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms and the Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(b)           each of the representations and warranties of the Borrower contained in Sections 4.01, 4.02, 4.04(b), 4.05, 4.08 and 4.13 are true and correct in all material respects on and as of the Effective Date, in each case as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended hereby and after giving effect to the consents and waivers set forth herein; and

(c)  no Default or Event of Default has occurred and is continuing.

Section 6.	Governing Law

This Amendment shall be governed by and construed in accordance with the law of the State of New York.

Section 7.	Section Titles

The Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 8.	Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 9.	Severability

The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 10.	Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the Lenders, the other parties hereto and their respective successors and assigns.

Section 11.	Waiver of Jury Trial

Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment.

[Signature Pages Follow]

In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Pfizer Inc.
as Borrower

By:
Name: Richard A Passov
Title: Senior Vice President & Treasurer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT A

For the Quarter/Year ended on the Financial Statement Date

SCHEDULE 3

to the Compliance Certificate

($ in 000s)

EBITDA
A. Consolidated Net Income attributable to the Company for the last four fiscal quarter period ended on the Financial Statement Date (see definition of “EBITDA”):
1.  Net income (or loss) attributable to the Company for such period, as reflected in the Consolidated statements of income of the Company most recently filed with the SEC (see definition of  “Consolidated Net Income”):
$
2.  Net income of any other Person not Consolidated into the net income of the Company in which the Company or a Subsidiary has a joint interest with a third party to the extent paid to the Company or a Subsidiary as dividends or distributions (see definition of “Consolidated Net Income” – proviso):
$
3. Consolidated Net Income (Line A.1 plus Line A.2):	$
B.  Addbacks to Consolidated Net Income (in each case to the extent included in the calculation of such Consolidated Net Income for such period but without duplication) (see definition of “EBITDA” – clause (a)):

1. Federal, state, local or foreign income taxes (see definition of “EBITDA” – clause (a)(i)):	$
2. Depreciation or amortization expenses (see definition of “EBITDA” – clause (a)(ii)):	$
3. Interest expenses (net of interest income) (see definition of “EBITDA” – clause (a)(iii)):	$
4.  Fees and expenses related to the Acquisition (as such fees and expenses are disclosed in the Borrower’s most recent financial statements filed with the SEC) (see definition of “EBITDA” – clause (a)(iv))
$

5.Extraordinary, non-recurring or unusual losses or expenses (see definition of “EBITDA” – clause (a)(v)): a)Occurring prior to December 31, 2008 b)Occurring after January 1, 2009	a)$___________ b)$___________
6.Purchase Accounting Adjustments, less Purchase Accounting Adjustments related to “Intangible amortization and other,” as disclosed in the Company’s financial statements filed as an exhibit to its Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable [1] (see definition of “EBITDA” – clause (a)(vi)):
$
7.Discontinued operations to the extent segregated in the Consolidated statements of income, stockholders’ equity and cash flows of the Company (see definition of “EBITDA” – clause (a)(vii)):	$
8.Identified Legal Settlements (see definition of “EBITDA” – clause (a)(viii)):	$
9.
a)Non-cash Certain Significant Items not included in clauses B(1) through B(8)
b)Cash Certain Significant Items not included in clauses B(1) through B(8) to the extent such items do not exceed $1,000,000,000 in the aggregate for any such period (see definition of “EBITDA” – clause (a)(ix)):
a)$_________ b)$_________
10.Total permitted addbacks (sum of Lines B.1 through B.9):	$
C.Required deductions from Consolidated Net Income (without duplication and to the extent included in the calculation of such Consolidated Net Income for such period) for any income or gains attributed to items in lines B1. through B.9 above (see definition of “EBITDA” – clause (b)):

1.[Specify item:]	$
2.[Specify item:]	$
3.Total required deductions (sum of Lines C.1 through C.[__]):	$
D.EBITDA for the Company for the last four fiscal quarter period ending on Financial Statement Date (Line A.3 plus Line B.9 minus Line [C.3]):	$

Note:  Line items in this Compliance Certificate have been short handed for ease of reference.  In case of any conflict between the provisions of this Compliance Certificate and the provisions of the Credit Agreement, the Credit Agreement shall govern.

Leverage Ratio
A.Consolidated Specified Debt of the Company and its Subsidiaries outstanding as of the Financial Statement Date (see definition of “Leverage Ratio” – clause (a)):
1.Long term debt on the Financial Statement Date of the Company and its Subsidiaries consolidated in accordance with GAAP (as reflected in the Consolidated Balance Sheet of the Company on the Financial Statement Date) (see definition of “Specified Debt” and “Consolidated”)
$
2.Debt maturing within one year on the Financial Statement Date of the Company and its Subsidiaries consolidated in accordance with GAAP (as reflected in the Consolidated Balance Sheet of the Company on the Financial Statement Date) (see definition of “Specified Debt” and “Consolidated”)
$
3.Consolidated Specified Debt (sum of lines Line A.1 and A.2)	$
B.EBITDA for the Company for the last four fiscal quarter period ending on Financial Statement Date[2] (see definition of “Leverage Ratio” – clause (b)) (Line D of EBITDA above):	$
C.[Leverage Ratio (Line A.3 divided by Line B)][3]:	___ to _1__
Maximum Permitted under Section 5:
Period	Ratio
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable under the Credit Agreement have been paid in full	2.75 to 1

Note:  Line items in this Compliance Certificate have been short handed for ease of reference.  In case of any conflict between the provisions of this Compliance Certificate and the provisions of the Credit Agreement, the Credit Agreement shall govern.

1 Including future write-offs in process research and development capitalized as part of such Acquisition.
2 If the Acquisition or a Material Transaction has occurred during such period, EBITDA shall be determined for such period on a pro forma basis as if such Material Transaction or the Acquisition has occurred on the first day of such period.
3 Only if required under Section 5.